News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G Acquires the Consumer Health Business of Merck KGaA, Darmstadt, Germany

Strengthens Portfolio, Category Footprint in Top 15 Global OTC Markets
Replaces and Improves Upon Successful PGT Healthcare Joint Venture

CINCINNATI—April 19, 2018—The Procter & Gamble Company (NYSE: PG) today announced it has signed an agreement to acquire the Consumer Health business of Merck KGaA, Darmstadt, Germany, for a purchase price of approximately 3.4 billion euro.

This acquisition enables P&G to expand its successful consumer health care business by adding a fast-growing portfolio of differentiated, physician-supported brands across a broad geographic footprint. It also provides P&G with strong health care commercial and supply capabilities, deep technical mastery and proven consumer health care leadership that will complement P&G's existing consumer Health Care capabilities and brands such as Vicks, Metamucil, Pepto-Bismol, Crest and Oral-B.

"We like the steady, broad-based growth of the OTC Health Care market and are pleased to add the Consumer Health portfolio and people of Merck KGaA, Darmstadt, Germany, to the P&G family," said David Taylor, Chairman of the Board, President and Chief Executive Officer.

P&G's acquisition of the Consumer Health business of Merck KGaA, Darmstadt, Germany, will improve P&G's OTC geographic scale, brand portfolio and category footprint in the vast majority of the world's top 15 OTC markets. These brands provide great solutions in relieving muscle, joint and back pain, colds and headaches, as well as supporting physical activity and mobility, many of which are treatment areas not currently addressed in P&G's portfolio.

"Over the past few years, our Health Care business has delivered consistent growth and strong shareholder value creation," said Steve Bishop, Group President, Global Health Care. "The Consumer Health business of Merck KGaA, Darmstadt, Germany, brings a strong set of brands, products and capabilities, and provides an attractive and complementary footprint to further fuel growth as we continue to grow our existing leading brands."

The acquisition of the Consumer Health business of Merck KGaA, Darmstadt, Germany, replaces and improves upon the highly successful PGT Healthcare joint venture P&G had with Teva Pharmaceutical Industries (NYSE: TEVA), which will be terminated July 1, 2018, pending regulatory approvals.

The PGT Healthcare joint venture delivered disproportionate top- and bottom-line growth and established a major presence in over 50 countries since its formation. However, following a recent review, Teva and P&G concluded that priorities and strategies were no longer aligned and agreed to terms where it would be mutually beneficial to terminate the partnership. PGT product assets will return to their respective parent companies to reestablish independent OTC businesses.

The $1 billion Consumer Health business of Merck KGaA, Darmstadt, Germany, grew 6% over the past two years and provides a broad range of OTC product remedies to relieve muscle, joint and back pain, colds and headaches as well as products for supporting physical activity and mobility. Top brands include Neurobion, Dolo-Neurobion, Femibion, Nasivin, Bion3, Seven Seas and Kytta, along with many others. These are sold primarily in Europe, Latin America and Asia.

"These leading brands and the great employees of the Consumer Health business of Merck KGaA, Darmstadt, Germany, will complement our Personal Health Care business very well," said Tom Finn, President, P&G Global Personal Health Care. "This acquisition helps us continue to drive sales and profit growth for P&G by providing the capabilities and portfolio scale we need to operate a winning global OTC business on our own, without the aid of a health care partner."

"The divestment of our Consumer Health is an important step in our strategic focus on innovation-driven businesses within Healthcare, Life Science and Performance Materials. It is a clear demonstration of our continued commitment to actively shape our portfolio as a leading science and technology company," said Stefan Oschmann, Chairman of the Executive Board and CEO of Merck KGaA, Darmstadt, Germany. "Consumer Health is a strong business that deserves the best possible opportunities for its future development. With P&G we have found a strong, highly recognized player who has the necessary scale to successfully drive the business going forward."

"P&G's global scale and strategic interest in the health and well-being of consumers provide an excellent basis for accelerating growth, leveraging our teams' capabilities and expanding the Consumer Health business profitably. The marketed portfolios, product pipelines and geographic footprints of both businesses are highly complementary," said Belén Garijo, Member of the Executive Board of Merck KGaA, Darmstadt, Germany, and CEO Healthcare. "With this transaction, we continue to rigorously deliver on our strategy to become a global specialty innovator and bring breakthrough medicines to patients."

The Consumer Health business of Merck KGaA, Darmstadt, Germany, is active across 44 countries and includes more than 900 products. P&G is targeting to close this deal during the 2018/19 fiscal year, subject to customary closing conditions and regulatory clearances.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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P&G Media Contacts:
Heather Huff
Huff.ha@pg.com
+1-513-622-1810

Tressie Rose
Rose.t.8@pg.com
+1-513-983-4929

P&G Investor Relations Contact:
John Chevalier
Chevalier.jt@pg.com
+1-513-983-9974

Forward Looking Statements:

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Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare;  (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom's decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13)  the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company's overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.